Exhibit 99.1

WPX Energy, Inc. (NYSE:WPX) www.wpxenergy.com

DATE: March 6, 2020

MEDIA CONTACT: Kelly Swan (539) 573-4944	INVESTOR CONTACT: David Sullivan (539) 573-9360

WPX Completes Acquisition of Felix Energy

Shareholders overwhelmingly approve transaction

TULSA, Okla. – WPX Energy (NYSE: WPX) has completed its previously announced acquisition of Felix Energy, which has operations in the eastern portion of the Permian’s Delaware Basin.

The acquisition was overwhelmingly approved by WPX shareholders at a special meeting held on March 5, 2020, where more than 99.6 percent of votes cast were in favor of the transaction.

“I want to thank the Felix team for working with us to complete the transaction a month ahead of schedule while still hitting our expectations for production at the time of closing,” said WPX Chairman and Chief Executive Officer Rick Muncrief.

“We remain absolutely convinced about the accretive nature of the transaction and the outstanding quality of these assets. They overlie a tremendous resource that clearly gives us the means for accelerating our ability to achieve our five-year targets for shareholders,” Muncrief added.

As expected, Felix was producing 60 MBoe/d (70% oil) at the close of the transaction. Including these assets, WPX now produces more than 150,000 barrels per day of oil from its operations in the Delaware and Williston basins.

Upon close, an entity controlled by EnCap Investments L.P. – the financial sponsor for Felix – received consideration of approximately 153 million shares of WPX stock and $900 million in cash.

Along with the close, WPX added two representatives from EnCap – D. Martin Philips and Douglas E. Swanson, Jr. – to its board of directors effective immediately.

“We’re excited to add Marty and Doug to our board. Their considerable experience in industry and their private equity backgrounds adds a unique perspective to WPX and how we can further create value as a company,” said Muncrief.

Barclays and Tudor, Pickering, Holt & Co. acted as financial advisors to WPX on the transaction. Weil, Gotshal & Manges LLP served as legal advisor to WPX.

Jefferies LLC acted as financial advisor to Felix on the transaction. Vinson & Elkins LLP served as legal advisor to Felix.

About WPX Energy, Inc.

WPX is an independent energy producer with core positions in the Permian and Williston basins. The company built its Permian Basin position through acquisitions of RKI Exploration & Production, Panther Energy and Felix Energy, along with the formation of a midstream joint venture with Howard Energy Partners.

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This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by WPX Energy on its website or otherwise. WPX Energy does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise. Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission, available from us at WPX Energy, Attn: Investor Relations, P.O. Box 21810, Tulsa, Okla., 74102, or from the SEC’s website at www.sec.gov.